SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

EVERGREENBANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

To OUR SHAREHOLDERS:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of EvergreenBancorp, Inc. (the “Company”) that will be held on Thursday, April 22, 2004, at 301 Eastlake Avenue East, Seattle, Washington. An informal reception will be held at 5:30 p.m., and the meeting will begin at 6:30 p.m.

      Following is a formal notice of the meeting and a Proxy Statement that fully describes the business to be conducted.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to promptly vote and submit your proxy by telephone, the Internet or by mail in the envelope provided in order to ensure the presence of a quorum. If you attend the meeting in person, you may revoke the proxy and vote in person. If you hold your shares through an account at a brokerage firm, please follow the instructions you receive from them to vote your shares.

Sincerely,

March 26, 2004

Gerald O. Hatler
President and Chief Executive Officer

EVERGREENBANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

April 22, 2004

       The 2004 Annual Meeting of Shareholders of EvergreenBancorp, Inc. (the “Company”) will be held at 301 Eastlake Avenue East, Seattle, Washington on Thursday, April 22, 2004. An informal reception is scheduled for 5:30 p.m., with the meeting to begin at 6:30 p.m., local time, for the following purposes:

1.	Election of Directors. To elect three directors to serve until the Annual Meeting of Shareholders to be held in 2007. Current directors, Carole J. Grisham, J. Thomas Handy and Russel E. Olson, have been nominated to each serve a three-year term.

2.	Other Business. Any other business that may properly come before the meeting or any postponements or adjournments thereof.

      In addition, management will report on the Company’s results from operations and respond to any questions you may have.

      The Board of Directors is not aware of any other business to come before the meeting. Only shareholders of record at the close of business on March 23, 2004 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

Gerald O. Hatler
President and Chief Executive Officer

March 26, 2004

Seattle, Washington

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. SUBMITTING YOUR PROXY PROMPTLY WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT AT A BROKERAGE FIRM, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

EVERGREENBANCORP, INC.

301 Eastlake Avenue East
Seattle, Washington 98109-5407
(206) 628-4250

PROXY STATEMENT

for the

2004 ANNUAL MEETING OF SHAREHOLDERS

       Meeting Information. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 26, 2004, for use in connection with the Annual Meeting of Shareholders of the Company to be held on Thursday, April 22, 2004. In this Proxy Statement, the term “we” and “us” refers to EvergreenBancorp, Inc. or EvergreenBank (the “Bank”) where applicable.

      Purpose of the Meeting. The purpose of the meeting is to: 1) elect three persons to serve as directors of the Company; and 2) conduct such other business as may properly come before the meeting.

      Solicitation of Proxies. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers or their agents. Solicitation may be made through the mail, or by telephone, facsimile, or other means of communication, including personal interview. It is not expected that compensation will be paid for the solicitation of proxies.

      Information Concerning Voting of Shares. If you were a shareholder on March 23, 2004 (the “Record Date”), you are entitled to vote at the Annual Meeting. There were approximately 1,192,326 shares of common stock outstanding on the Record Date. You are entitled to cast one vote for each share registered in your name upon any matter voted upon. Nominees for election of directors who receive the highest number of votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Other matters submitted for a vote are approved if the affirmative votes exceed the votes against.

      Quorum. The presence, in person or by proxy, of at least a majority of the outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting.

      Voting of Proxies. Shares represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the Proxy will vote the shares represented by the Proxy FOR the three director nominees listed in this Proxy Statement unless other directions are received prior to the Annual Meeting. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us a subsequently dated proxy, or (3) notifying us at the Annual Meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

      For the election of directors, votes that are withheld and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions. Abstentions and broker non-votes will have the effect of neither a vote for nor a vote against such actions.

      Voting of Proxies by Beneficial Holder. If your shares are held by a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

ELECTION OF DIRECTORS

General

      Our Restated Articles of Incorporation provide that the number of directors on the Board will be within a range of five to twenty-four and that the exact number of directors will be set forth in the Bylaws. Our Bylaws currently set the number of directors at nine and provide for staggered three-year terms. Directors of the Company also served as directors of its wholly owned subsidiary, EvergreenBank.

      On July 17, 2003, the Board appointed Russel E. Olson to fill the vacancy caused by the retirement of long-time director Marceline Duncan, who retired on December 31, 2002. Mr. Olson was recommended to the Nominating Committee for appointment to the Board by the Company’s Chairman.

      The Board has nominated for re-election current directors, Carole J. Grisham, J. Thomas Handy and Russel E. Olson each to serve a three-year term expiring in 2007. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees should refuse or become unable to serve, your Proxy will be voted for the person the Board designates to replace that nominee.

      Other nominations, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws as described under the section entitled “Information Concerning Shareholder Proposals and Director Nominations” of this Proxy Statement.

Information With Respect To Nominees and Directors Whose Terms Continue

      The following table sets forth certain information with respect to the director-nominees and directors whose terms continue, including the name, age, principal occupation during the past five years, and the year first elected as a director.

Name, Age, and
Tenure as Director	Principal Occupation of Director During Last Five Years

Board Nominees Whose Term Will Expire in 2007:

Carole J. Grisham, 54 Since 2000	Executive Director, IslandWood (formerly Puget Sound Environmental Learning Center); Associate Director, Pacific Science Center; Director, National Multiple Sclerosis Society, Greater Washington Chapter; Past Trustee, Girl Scouts of America, Seattle Council
J. Thomas Handy, 72 Since 1985	Real Estate Associate Broker, Coldwell Banker; Retired Manager, PACCAR Leasing Corporation; Director, Washington State Association of Realtors; Secretary, EvergreenBancorp, Inc. and EvergreenBank
Russel E. Olson, 72 Since 2003	Former director, Pacific Northwest Bank and Pacific Northwest Bancorp; retired Vice President of Finance and Treasurer, Puget Sound Power & Light Company.

Name, Age, and
Tenure as Director	Principal Occupation of Director During Last Five Years

Continuing Directors Whose Term Expires in 2005:
Richard W. Baldwin, 59 Since 2001	President and Chief Executive Officer of Baldwin Resource Group (BRG)

C. Don Filer, 79 Since 1976	Chief Executive Officer, C. Don Filer Insurance Agency Inc.; Vice President, Elliott Bay Marina Inc.; President, Premium Credit Corporation; President, Aero-Marine Corporation; Owner, Executive Associates; Manager, Horses Unlimited LLC; Manager, Desert Hills Equine Center LLC
Robert W. Howisey, 84 Since 1971	Retired Vice President, PEMCO Mutual Insurance Company and PEMCO Insurance Company; Retired President and Director Emeritus, PEMCO Corporation and PEMCO Life Insurance Company; Retired Vice President Public Employees Insurance Agency Inc.; President, Teachers Credit Company; Retired Chairman, EvergreenBank
Continuing Directors Whose Term Expires in 2006:

Robert J. Grossman, 68 Since 2003	Independent Architectural Consultant; Retired Principal Architect, Director, President and Managing Principal of the Seattle office of Northwest Architectural Company, P.S.
Gerald O. Hatler, 55 Since 1998	Vice Chairman, President and Chief Executive Officer, EvergreenBancorp, Inc. and EvergreenBank; Director, PEMCO Corporation and PEMCO Technology Services, Inc.; former Vice President and Market Area Manager, Wells Fargo Bank
Stan W. McNaughton, 53 Since 1998	Chairman, President and Chief Executive Officer, PEMCO Mutual Insurance Company, PEMCO Insurance Company, PEMCO Life Insurance Company, Public Employees Insurance Agency, Inc. and PEMCO Corporation; Chairman, PEMCO Technology Services, Inc.; Secretary, Treasurer and Director, PEMCO Foundation Inc.; Chairman, EvergreenBancorp, Inc. and EvergreenBank

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS GRISHAM, HANDY AND OLSON TO THE BOARD OF DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors held 13 meetings during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees.

      The Board of Directors has established an Audit Committee and an Executive Committee to serve both the Company and the Bank. Each director attended at least 75 percent of the meetings of the Board and of the committees on which he or she served.

Committee Membership

      The following table shows the membership of the various committees during the fiscal year ended 2003.

Name	Audit		Executive

C. Don Filer	☑		☑
Carole J. Grisham	☑	*
J. Thomas Handy	☑		☑
Gerald O. Hatler			☑
Robert W. Howisey			☑
Stan W. McNaughton			☑	*

*	Chairperson

      Executive Committee. The Executive Committee also serves as the Nominating Committee and Compensation Committee. In 2003, the Executive Committee was comprised of the Chief Executive Officer, the Chairman, neither of whom are deemed “independent,” and three independent directors as that term is defined by the listing standards of the Nasdaq Stock Market, Inc. and approved by the Securities and Exchange Commission (“SEC”). Its primary function is supervisory control, and in that role, it reviews strategic plans and policy, has oversight of ongoing operations, and monitors performance. In this capacity, the Executive Committee, which also serves as the Bank’s Loan Committee, meets regularly twice a month.

      As the Compensation Committee, the Executive Committee reviews salary and incentive compensation for the Chief Executive Officer, and reviews and recommends to the full Board stock option grants under the Company’s 2000 Stock Option Plan (the “Plan”). The Compensation Committee also reviews and recommends to the full Board the compensation to be paid to directors. During 2003, the Compensation Committee met four times.

      As the Nominating Committee, the Executive Committee recommends candidates for election to fill vacancies on the Board, including the nominations of members whose terms are due to expire. The Committee will consider nominees recommended by a reasonable source, including officers, directors and shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Information Concerning Shareholder Proposals and Director Nominations.”

      The Nominating Committee does not operate under a formal written charter; however, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Committee endeavors to identify, recruit and nominate candidates characterized by wisdom, maturity, sound judgment, excellent business skills and high integrity. The Committee seeks to assure that the Board is composed of individuals of diverse backgrounds who have a variety of complementary experience, training and relationships relevant to the needs of the Company. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board, the Committee determines whether the incumbent director is willing to stand for re-election. If so, the Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. The Committee evaluates all candidates, including shareholder-proposed candidates, using the same methods and criteria.

      The Nominating Committee met six times during the fiscal year 2003.

      Audit Committee. The Audit Committee held eight meetings during the fiscal year 2003, four of which included executive sessions held outside the presence of management. The members of the Audit Committee are independent as that term is defined by the listing standards of the Nasdaq Stock Market, Inc. and approved by the SEC. In addition, the Board has determined that the Audit Committee’s Chair, Carole J. Grisham, is an “audit committee financial expert” as that term is described in Item 401(h)(2) — (3) of Regulation S-K. Director Russel E. Olson was appointed to the Audit Committee on January 15, 2004.

      The Audit Committee operates under a formal written charter that is reviewed annually and revised as deemed necessary. The current charter was adopted on February 20, 2003 and was included as Appendix A to the Company’s 2003 Proxy Statement. A copy of the charter may be obtained by written request to EvergreenBancorp, Inc., 301 Eastlake Avenue East, Seattle, Washington 98109-5407; Attention: Corporate Secretary.

      The main function of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with applicable legal and regulatory requirements, and the independence and performance of the Company’s internal and external auditors.

      Among other things, the Audit Committee:

•	Is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors performing or issuing an audit report;

•	Approves the engagement and preapproves all auditing services and permissible non-audit services to be provided to the Company by the independent auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002; and

•	Maintains procedures for the receipt, retention and treatment of complaints regarding financial and other matters.

Compensation of Directors

      At present, the Company does not pay a separate fee to its Board of Directors; however, for the year 2003, directors of the Bank each received an annual fee of $9,000 for their services. In addition, non-employee directors received an additional fee of $5,000 for serving on the Executive Committee and an additional fee of $2,500 for serving on the Audit Committee. The fees paid to directors are recommended by the Executive Committee in its capacity as Compensation Committee and approved by the Board on an annual basis.

Directors’ Deferred Compensation Plan

      The Board of the Bank previously adopted a Directors’ Deferred Compensation Plan (“Directors’ DCP”) that is open to all non-employee directors on a completely voluntary basis.

      Under the Directors’ DCP, directors may elect to defer payment of some or all of their directors’ fees. Contributions are transferred to a recordkeeping account. The Bank will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors’ DCP at all times. Benefit payments from the Directors’ DCP are taxed as ordinary income in the year they are received by participants. The Bank will generally receive a deduction for the deferred directors’ fees at that time. ERISA’s and the Internal Revenue Code’s tax-qualified plan rules generally do not apply to this plan.

Directors’ Options

      Nonqualified stock options may be granted to our directors under the Company’s 2000 Stock Option Plan. The plan authorizes the Board, or a committee of the Board, to administer the plan (referred to as the “Plan Administrator”). The Plan Administrator has the authority to grant nonqualified stock options to directors and to determine the exercise price of options granted. The grants vest over a three year period and must be exercised within thirty days of expiration.

Shareholder Communications

      Shareholders may send written communications to the entire Board or to individual members, addressing them to EvergreenBancorp, Inc., 301 Eastlake Avenue East, Seattle, Washington 98109, Attention: Corporate Secretary.

      The Company encourages, but does not require, members of the Board to attend its Annual Meetings. Seven of the then eight members of the Board attended the Company’s 2003 Annual Meeting.

EXECUTIVE COMPENSATION

      The following table summarizes the compensation awarded or paid to the Company’s Chief Executive Officer and each of our other executive officers of the Company and the Bank whose total compensation during the last fiscal year exceeded $100,000. The Bank pays all the compensation to these executive officers:

SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation

				Other Annual		All Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	$(1)(2)	$(3)	$(4)	#(5)	$(6)

Gerald O. Hatler,	2003	$213,664	$760	$0	5,500	$24,000
President & CEO	2002	216,845	7,480	0	6,325	22,000
of Company and Bank	2001	196,732	7,170	0	9,487	20,500
Susan L. Gates,	2003	$107,183	$320	$0	2,750	$11,270
Executive Vice-	2002	61,701	110	0	3,162	3,850
President & CCO of Bank
William G. Filer II,	2003	$99,872	$1,530	$0	3,300	$9,602
Sr. Vice-President & CFO of	2002	95,472	4,393	0	3,162	8,837
Company and Bank	2001	90,437	4,608	0	3,795	11,608

(1)	Includes $12,199 and $13,111 paid pursuant to the Bank’s Executive Deferred Compensation Plan on behalf of Mr. Hatler for 2001 and 2002, respectively.

(2)	Ms. Gates was hired mid-year 2002.

(3)	Includes bonuses earned during 2001 and 2002 but paid in a subsequent year; does not include bonuses earned in a subsequent year and paid in the year indicated.

(4)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs of providing such benefits to any individual executive officer during the year ended December 31, 2003 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(5)	Reflects the 3-for-2 stock split effective July 1, 2001, the 15% stock dividend as of July 8, 2002, and the 10% stock dividend as of November 26, 2003.

(6)	Represents contributions to 401(k) Plan paid by the Company during 2003.

EQUITY COMPENSATION PLAN INFORMATION

      We currently maintain one compensation plan that provides for the issuance of the Company’s common stock to officers and other employees, directors and consultants. The Company’s 2000 Stock Option Plan was approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the plan as of December 31, 2003:

Number of shares
remaining available
for future issuance
	Number of shares to	Weighted-average	under equity
	be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding shares
	outstanding options,	options, warrants	reflected in
	warrants and rights	and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders(1)	106,062	$12.59	82,502
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	106,062	$12.59	82,502

(1)	Reflects the 3-for-2 stock split effective July 1, 2001, the 15% stock dividend as of July 8, 2002, and the 10% stock dividend as of November 26, 2003.

Stock Options

      Option Grants. The following table sets forth certain information concerning individual grants of stock options under the Company’s 2000 Stock Option Plan to the named executive officers during the year ended December 31, 2003.

Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of Stock
					Price Appreciation for
		% of Total			Option Term(1)
	Options	Options	Exercise
	Granted	Granted to	Price	Expiration	5%	10%
Name	#(2)	Employees	$	Date(3)	$	$

Gerald O. Hatler	1,100	3%	$14.82	6/25/2006	$2,570	$5,396
	4,400	13	14.82	3/25/2013	41,009	103,925
Susan L. Gates	2,750	8	14.82	3/25/2013	25,631	64,953
William G. Filer II	3,300	10	14.82	3/25/2013	30,757	77,944

(1)	The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10 year option term, except for Mr. Hatler’s director options that have a three year expiration period. These numbers are calculated based on the requirements of applicable rules and do not reflect the Company’s estimate of future stock price performance.

(2)	The 2000 Stock Option Plan is administered by the Board or a committee (“Plan Administrator”) thereof that determines to whom options are granted, as well as the number of shares. Nonqualified stock options are granted at an exercise price determined by the Plan Administrator. All employee options vest over a five year period, and are exercisable for 10 years from date of grant. Options may be exercised for a period of three months following termination of employment and for one year following death or permanent and total disability. The options granted and the exercise prices above reflect the result of the

July 2001 3-for-2 stock split, the July 2002 15% stock dividend and the November 26, 2003 10% stock dividend.

(3)	Mr. Hatler received 1,100 director nonqualified stock options. Directors’ stock options vest over a three year period and must be exercised within three months following expiration.

      Option Exercises. The following table sets forth certain information concerning the exercise of stock options under the Company’s 2000 Stock Option Plan by the named executive officers during the year and stock options held at December 31, 2003.

Aggregated Option Exercises In Last Fiscal Year and Year End Option Values

	Shares		Number of		Value of Unexercised
	Acquired	Value	Unexercised Options		In-the-Money Options
	on Exercise	Realized	at Year End		at Year End
Name	#(1)	$(2)	#(1)		$(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald O. Hatler	961	$3,464	9,920	19,283	$69,699	$111,871
Susan L. Gates	0	0	633	5,280	3,405	24,419
William G. Filer II	220	693	4,713	9,814	32,869	55,093

(1)	The number of shares acquired on exercise and the number of unexercised options at year end have been adjusted to reflect the July 2001 3-for-2 stock split, the July 2002 15% stock dividend and the November 26, 2003 10% stock dividend.

(2)	The value realized as shown represents the difference between the fair market value of the stock on the date of exercise and the exercise price of the option.

(3)	On December 31, 2003, the closing price of the Company’s stock was $18.75. For purposes of the table above, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Executive Deferred Compensation Plan

      Executives of the Company may participate in an Executive Deferred Compensation Plan adopted by the Bank in 1998 (“Executive DCP”). Participants may elect to defer payment of up to 20 percent of their salary and bonus. In addition, we will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of the deferral limitations under IRS regulations. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to a third party trustee under a written trust agreement. Distributions will be made in accordance with individual elections. Participants are fully vested in their portion of contributions under the Executive DCP at all times.

      Benefits under the Executive DCP will be taxed to participants as they receive them after termination of employment. The Bank will receive a deduction for its contributions generally at that time. ERISA’s and Internal Revenue Code’s tax-qualified plan rules generally do not apply to this plan.

Incentive Compensation Plans

      We have adopted incentive compensation plans to provide bonuses for eligible employees. Under the compensation plans, participants receive additional compensation based on the levels of profitability and employees’ individual goals.

401(k) Plan

      We participate in a multi-employer defined contribution retirement plan (“401(k) Plan”) that qualifies for special tax treatment under Section 401(k) of the Internal Revenue Code and covers all employees. The 401(k) Plan allows for tax-deferred employee contributions up to IRS maximum limits. For eligible employees, the Bank will match 200 percent of the first 6 percent of the employee contribution. Employee elective contributions are 100 percent vested at all times. Matching and discretionary contributions vest 20 percent after two years of employment and are 100 percent vested upon five years, after which the employee is fully vested in all contributions.

      As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although we continue to receive a compensation expense deduction for compensation paid.

Stock Option Plans

      In April of 2000, the shareholders of the Bank adopted the 2000 Stock Option Plan that was subsequently adopted by the Company as a result of the holding company formation (the “2000 Plan”). In April of 2003, the shareholders of the Company approved an amendment to the 2000 Plan to increase the number of shares available under the plan by 66,000. The 2000 Plan currently provides for the grant of up to 197,835 shares of common stock. Options available under the plan were adjusted for the July 2001 stock split, and the July 2002 and the November 2003 stock dividends. As of December 31, 2003, approximately 82,502 shares of common stock were available for future grant under the 2000 Plan.

      The 2000 Plan provides for the granting of nonqualified and incentive stock options to certain employees and directors. Both incentive and nonqualified stock options granted to employees vest over a five-year period and expire after ten years from the date of grant. Nonqualified stock options granted to directors vest over a three-year period, and must be exercised within three months of expiration.

Executive Compensation Interlocks and Insider Participation

      Gerald O. Hatler, the President and Chief Executive Officer of the Company and the Bank, serves as a member of the Executive Committee, which also acts as the Compensation Committee. Mr. Hatler does not vote on any matter affecting compensation paid or awarded to him. Mr. Hatler also serves as a director of PEMCO Corporation and PEMCO Technology Services, Inc. Stan W. McNaughton, who is the Chairman of the Company and the Bank and is Chairman of the Executive Committee, is also the Chairman, President and Chief Executive Officer of PEMCO Corporation, PEMCO Insurance Company, PEMCO Life Insurance Company, PEMCO Mutual Insurance Company and Public Employees Insurance Agency, Inc.; Chairman of PEMCO Technology Services, Inc.; and director and Secretary/ Treasurer of PEMCO Foundation, Inc.

Code of Ethics

      The Company adopted a Code of Ethics for Senior Financial Officers, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions. A copy of the Code of Ethics is filed as an Exhibit to the Company’s 2003 Annual Report on Form 10-K filed with the SEC.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

      The following is a report of the members of the Executive Compensation Committee of the Board of Directors (the “Committee”) who are responsible for establishing and administering our Executive Compensation Program. The following report includes specific matters relating to compensation during the year 2003.

      Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company’s annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

•	Establish compensation plans which deliver pay commensurate with the Company’s performance, as measured by operating, financial, and strategic objectives;

•	Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners rather than just as employees; and

•	Reward executives if shareholders receive an above-average return on their investment over the long-term.

      Components of executive compensation include base salaries, annual incentive bonuses, and stock options. The objective for computing executive base salaries is to structure salaries that are competitive within the marketplace. An incentive bonus is the vehicle by which Company executives can earn additional compensation depending on individual and Company performance relative to certain annual objectives. The Company’s objectives are a combination of operating, financial and strategic goals that are considered to be critical to the Company’s fundamental goal of building shareholder value. The current long-term incentive programs consist of an incentive bonus plan and the Company’s 2000 Stock Option Plan.

      Annual Incentive Bonus. The Committee determines the Chief Executive Officer’s annual cash bonus based on performance objectives, such as those described above. No bonus was paid to the Chief Executive Officer for fiscal year 2003.

      Options. Our long-term incentive program includes the Company’s 2000 Stock Option Plan. The Committee believes that stock options are an essential element of executive compensation because they focus management’s attention on shareholder interests. The Committee uses stock options to encourage executive officers and other key employees to increase shareholder value. Employee non-qualified stock options granted in 2003 vest over five years and have a term of 10 years. Options are granted based on the fair market value of the common stock on the date of the grant. Executives receive value from these grants if strategic goals are achieved and our common stock appreciates. Stock options granted to key employees in 2003 were based upon individual performance and the employee’s potential.

Executive Compensation Committee Members

Stan W. McNaughton (Chair)
J. Thomas Handy
Robert W. Howisey
C. Don Filer
Gerald O. Hatler (President and
Chief Executive Officer)

REPORT OF AUDIT COMMITTEE

      During 2003, the Audit Committee consisted of the directors listed below. As part of fulfilling its responsibilities, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Our independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed that firm’s independence with representatives of the firm.

      Based on the Audit Committee’s review of the audited consolidated financial statements and its various discussions with management and the independent auditors noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Audit Committee Members

Carole J. Grisham, Chair
C. Don Filer
J. Thomas Handy

AUDITORS

      The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon.

      As previously disclosed on the Company’s Current Report Form 8-K filed on November 15, 2002, and consistent with the Securities and Exchange Commission rules then in effect, the Audit Committee approved for recommendation to the Board a change in auditors. On November 13, 2002, the Board of Directors approved the Audit Committee’s recommendation of Crowe Chizek and Company LLC (“Crowe Chizek”) to serve as the Company’s independent public accountants, replacing John L. O’Brien & Company, PLLC (“O’Brien”) effective November 14, 2002, as the Company’s independent public accountants.

      O’Brien performed audits of the consolidated financial statements for the two years ended December 31, 2001 and 2000. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the two years ended December 31, 2001 and 2000 and from December 31, 2001 through November 14, 2002, the effective date of dismissal, there have been no disagreements between the Company and O’Brien on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused O’Brien to make reference to the subject matter of such disagreements in connection with its report.

      During the two years ended December 31, 2001 and 2000, and from December 31, 2001 through November 14, 2002, O’Brien did not advise the Company of any of the following matters:

1. That the internal controls necessary for the Company to develop reliable financial statements did not exist;

2. That information had come to O’Brien’s attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

3. That there was a need to expand significantly the scope of the audit of the Company, or that information had come to O’Brien’s attention that if further investigated: (i) may materially impact the fairness or reliability of either a previously-issued audit report or underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) may cause it to be unwilling to rely on management’s representation or be associated with the Company’s financial statements and that, due to its termination, O’Brien did not so expand the scope of its audit or conduct such further investigation; or

4. That information had come to O’Brien’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and that, due to O’Brien’s termination, or for any other reason, the issue has not been resolved to O’Brien’s satisfaction prior to its termination.

      During the two years ended December 31, 2001 and 2000 and from December 31, 2001 through the engagement of Crowe Chizek as the Company’s independent accountant, neither the Company nor anyone on its behalf had consulted Crowe Chizek with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

      O’Brien furnished a letter to the SEC dated November 14, 2002 stating that it agreed with the above statements. O’Brien’s letter was filed as an Exhibit to the Company’s Form 8-K filed with the SEC on November 15, 2002.

      On April 17, 2003, the shareholders ratified the appointment of Crowe Chizek and Company LLC (“Crowe Chizek”) to serve as the Company’s independent public accountants. Crowe Chizek will serve as the Company’s independent accountants for the 2004 fiscal year. A representative of Crowe Chizek is expected to be present at the 2004 Annual Meeting and will have an opportunity to make a statement if so desired and is expected to be available to respond to appropriate shareholder questions.

      Fees that the Company paid to Crowe Chizek in 2002 and 2003 are set forth in the following table:

Audit and Non-Audit Fees

	2002	2003

Audit Fees	$16,000	$62,100
Audit-Related Fees	0	750
Tax Fees	0	6,350
All Other Fees	0	0

Total	$16,000	$69,200

      Audit fees are fees the Company paid Crowe Chizek for the audit and quarterly reviews of the Company’s consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures and accounting consultations related to transactions and the adoption of new accounting pronouncements.

      Audit-related fees are fees for services that are reasonably related to the performance of the audit or the review of the Company’s consolidated financial statements and principally included consultation concerning financial accounting and reporting standards.

      Tax fees primarily included tax preparation services. Crowe Chizek did not provide any other services to the Company in 2002 or 2003.

      The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services include audit and audit-related services, tax services, compliance services, consulting services and other services. For audit services (including statutory audit engagements as required under local law), each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences. For each other proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

      The Audit Committee considered the services provided by Crowe Chizek and determined that they were compatible with maintaining auditor independence.

STOCK PERFORMANCE GRAPH

      The following line graph compares the total cumulative shareholder return on the Company’s Common Stock (formerly EvergreenBank common stock before the reorganization effective June 20, 2001), based on quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor’s S&P Composite 500 Index, the Russell 3000 Index, and the Nasdaq Banking Index.

Total Return Performance

Index	12/31/98	12/31/99	12/21/00	12/31/01	12/31/02	12/31/03

EvergreenBancorp, Inc.	100.00	100.39	108.29	126.92	135.28	183.78
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
Russell 3000	100.00	120.90	111.88	99.06	77.72	106.31
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62

SECURITY OWNERSHIP

Directors and Executive Officers

      The following table provides, as of January 31, 2004, the amount of Company common stock beneficially held by (a) each director nominee; (b) the executive officers named in the Summary Compensation Table; and (c) all of the Company’s directors and executive officers as a group. Beneficial ownership is a technical term broadly defined under applicable securities laws to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are currently exercisable or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned.

Name	Position with Company	Number(1)(2)		Percentage

Gerald O. Hatler	Director, President and CEO	14,036		1.18%
Stan W. McNaughton	Chairman	67,247	(3)	5.65%
Richard W. Baldwin	Director	1,455		*
C. Don Filer	Director	17,458		1.47%
Carole J. Grisham	Director	1,409		*
Robert J. Grossman	Director	1,467		*
J. Thomas Handy	Director	11,430		*
Robert W. Howisey	Director	47,468		3.99%
Russel E. Olson	Director	1,182		*
Susan L. Gates	Executive Vice President and CCO, EvergreenBank	1,182		*
William G. Filer II	Senior Vice President and CFO	7,846		*
Directors and executive officers as a group (13 persons)		183,263		15.39%

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	Reflects the 3-for-2 stock split effective July 1, 2001, the 15% stock dividend as of July 8, 2002 and the 10% stock dividend as of November 26, 2003.

(2)	Includes shares granted under the 2000 Plan that are exercisable within 60 days as follows: 10,851 shares for Mr. Hatler, 367 shares for each Messrs. McNaughton, Baldwin, D. Filer, Grossman, Handy, Howisey and Ms. Grisham, 6,006 shares for Mr. W. Filer, and 1,182 shares for Ms. Gates.

(3)	Includes 39,950 shares of common stock owned by PEMCO Mutual Insurance Company and 18,700 shares of common stock owned by its wholly owned subsidiary, PEMCO Insurance Company, of which companies Mr. McNaughton serves as an officer and chairman. Mr. McNaughton disclaims beneficial ownership of these shares.

      The following table provides as of December 31, 2003, the amount of stock beneficially held by persons or entities (other than stock ownership described above) known to the Company to beneficially own more than five percent of the Company’s common stock:

Beneficial Owners

Shares and Percentage
of Common Stock
Name and Address of 5% Shareholder	Beneficially Owned(1)

Clara McNaughton	78,415
16109 Evanston Avenue N Shoreline, Washington	(6.59)%

(1)	Reflects the 3-for-2 stock split effective July 1, 2001, the 15% stock dividend as of July 8, 2002 and the 10% stock dividend as of November 26, 2003.

Executive Officers

      The following table sets forth information with respect to the other executive officers who are not directors or nominees for directors of the Company.

Name and Age	Relationship with the Company and Business Experience During the Last Five Years

Valerie K. Blake, 54	Senior Vice President, EvergreenBank
William G. Filer II, 52	Senior Vice President and Chief Financial Officer, EvergreenBancorp, Inc. and EvergreenBank
Susan L. Gates, 48	Executive Vice President and Chief Credit Officer, EvergreenBank; former Senior Vice President and Senior Credit Officer, Key Bank of Washington
Michelle P. Worden, 42	Senior Vice President, EvergreenBank

      C. Don Filer, who serves as a director of the Company and Bank, is the uncle of William G. Filer II, the Senior Vice President and Chief Financial Officer of the Company and Bank.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

      Various of our directors and officers, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Company or the Bank during 2003 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

      During 2003, we contracted with PEMCO Corporation, PEMCO Mutual Insurance Company, and PEMCO Technology Services, Inc. for data processing services. Those companies were compensated at rates customary for such services and payments totaled $424,000. Mr. Hatler is a director of PEMCO Corporation and PEMCO Technology Services, Inc., and Mr. McNaughton is Chairman and an officer of all three companies.

      The Bank’s Seattle office premises, located at 301 Eastlake Avenue E., Seattle and its Lynnwood branch office premises, located at 2502 196th Street SW, Lynnwood are leased from PEMCO Mutual Insurance Company, of which Mr. McNaughton is the Chairman, President, and Chief Executive Officer. The current lease payments are $27,634 and $3,611, respectively, per month. The leases are renewable as negotiated between the parties, with the current leases expiring March 31, 2004 and March 31, 2007, respectively. We consider the rent and the terms and conditions of the land lease agreements with PEMCO Mutual Insurance Company to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC with respect to beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

      Based solely upon our review of the copies of the filings which we received with respect to the fiscal year ended December 31, 2003, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis.

OTHER BUSINESS

      The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their best judgment on such matters.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS

      Shareholders may submit proposals for consideration at annual shareholder meetings, including director nominations.

      Shareholder Proposals. Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company before November 26, 2004, for inclusion in the 2005 Proxy Statement and form of proxy. A shareholder who intends to present a proposal at the Company’s Annual Meeting in 2005, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of such intention by at least February 9, 2005 or the persons named as proxies in the form of proxy will have discretionary authority at the 2005 Annual Meeting with respect to any such proposal without discussion of the matter in the Company’s Proxy Statement.

      Director Nominations by Shareholders. The Company’s Bylaws provide that director nominations must be received in writing at least 30 days before the Annual Meeting. Persons who wish to suggest potential nominees for the 2005 Annual Meeting may address their suggestions in writing to EvergreenBancorp, Inc. 301 Eastlake Avenue East, Seattle, Washington 98109, Attention: Corporate Secretary.

AVAILABLE INFORMATION

      The Company currently files periodic reports and other information with the SEC. Such information and reports may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Reports and information filed by the Company electronically are available on an Internet site that the SEC maintains at www.sec.gov, as well as the Company’s website at www.evergreenbancorp.com. Additional information, including recent press releases, is also available on the Company’s website.

ANNUAL REPORT TO SHAREHOLDERS

      Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the SEC under the Securities Exchange Act of 1934 for the year ended December 31, 2003, including financial statements. Written requests for the Form 10-K should be addressed to William G. Filer II, Senior Vice President and Chief Financial Officer, EvergreenBancorp, Inc., 301 Eastlake Avenue East, Seattle, Washington 98109-5407.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald O. Hatler
President and Chief Executive Officer

March 26, 2004

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please refer to the reverse side for internet and telephone voting instructions.

A   Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withheld
	01 — Carole J. Grisham	☐	☐
	02 — J. Thomas Handy	☐	☐
	03 — Russel E. Olson	☐	☐

B   Other Business

The Board of Directors is not aware of any other business to come before the Annual Meeting. However, in their discretion, the Proxies appointed on the reverse side are authorized to vote upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN ITEM 1.

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — EVERGREENBANCORP, INC.

The undersigned hereby appoints Dan W. Curtis, C. Don Filer and Robert W. Howisey, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of EvergreenBancorp, Inc. (the “Company”) held of record by the undersigned on March 23, 2004, at the annual meeting of shareholders to be held April 22, 2004, or any postponement or adjournment of such meeting.

PLEASE SIGN AND RETURN IMMEDIATELY

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-422-0109 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 3:30 p.m., Pacific Time, on April 21, 2004. THANK YOU FOR VOTING